Exhibit 10.1

                   SPECTRUM LEASE AGREEMENT
                   ------------------------

     THIS SPECTRUM LEASE AGREEMENT ("Agreement") is entered into as of the 6th day of August, 2000 by and between Digital Wireless
Systems, Inc. ("Digital") and Advanced Wireless Systems, Inc.
("Advanced").

                         WITNESSETH:

     WHEREAS, Digital is the holder of those Multipoint
Distribution Service ("MDS") authorizations (the "Licenses") issued by the Federal Communications Commission ("FCC") and listed on Exhibit A hereto (collectively, the "Stations");

     WHEREAS, pursuant to a certain Asset Purchase Agreement between Digital and Advanced dated February 15, 2000 (the "Purchase Agreement"), Advanced has agreed to acquire the Licenses and, pending FCC consent to the assignment of the Licenses, desires to transmit programming over the Stations; and

     WHEREAS, Digital desires to provide a transmission service to Advanced.

     NOW THEREFORE, in consideration of the premises and other mutual promises, undertakings, covenants and conditions set forth herein, Advanced and Digital, intending to be legally bound, do hereby agree as follows:

I.   TERM.

     The term of this Agreement shall commence upon the date hereof (the "Start Date") and shall continue in full force and effect until one hundred twenty (120) thereafter, unless otherwise terminated pursuant to the provisions of Section VIII hereof or pursuant to an assignment of the Licenses to Advanced. The Agreement shall be automatically renewed for two (2) additional one hundred twenty (120) month consecutive terms, unless Advanced shall have submitted to Digital at least sixty (60) days' advance written notice of its intent to terminate this Agreement upon the expiration of the initial term or the then-current additional term.

II.  USE OF THE CHANNELS.

     A. Air Time. Commencing on the Start Date, Digital shall provide to Advanced during the term of this Agreement all of the transmission capacity on the Stations 24 hours a day, seven days a week, every week on the terms and conditions set forth in this Agreement.

     B. Scope of Use. Capacity on the Stations is provided to Advanced hereunder for the transmission of programming, data and other information provided by Advanced to reception points selected by Advanced. The Stations may be used by Advanced for any legal purpose, without any restriction on the substance, format or type of information or signal to be transmitted thereover. Advanced shall utilize the Stations with sufficient frequency that Digital is not required by FCC rules to submit the Licenses to the FCC for cancellation.

      C. Annual Report. For each calendar year starting with the year in which the Start Date occurs, Advanced shall prepare and submit to Digital no later than the following February 1 a report on Advanced's usage of the channels on the Stations during such calendar year with such information as shall be required from time to time to permit Digital to complete an annual report pursuant to
Section 21.911 of the FCC's rules and regulations or any reporting requirement imposed upon Digital.

III. FACILITIES.

     A. Provision of Transmission Facilities. Advanced has secured the requisite transmission space and such equipment as is necessary to operate and maintain the Station in accordance with the terms of the Licenses, the FCC's rules and regulations and this Agreement. Subject to such supervision and control by Digital as shall be required under the FCC's rules and regulations, including but not limited to Section 21.13(g) thereof, as partial consideration under this Agreement, Advanced shall, as of the Start Date, assume all expenses for the lease of transmission space and equipment required to operate and maintain the Stations thereafter. Advanced shall begin transmitting over the Stations on the Start Date.

     B. Operation and Maintenance. Advanced shall, at its own cost and expense, operate, repair and maintain the transmission facilities under the technical direction, supervision and control of Digital to assure continued operation of the Stations in accordance with the Licenses and the FCC's rules and regulations. All persons performing maintenance, repairs or any other duties at the transmission facilities shall be technically qualified and properly licensed to perform such duties and shall work under Advanced's direct and continuing supervision and in accordance with good engineering practices consistent with industry standards. In the event transmission service on any of the Stations is interrupted for any reason, Advanced shall immediately notify Digital. Advanced shall make available to Digital upon reasonable request access to all transmission facilities for emergency repairs and routine inspections and records of all repairs and maintenance activities.

     C. Modification of Transmission Facilities. Digital and Advanced acknowledge the possibility that the technical configuration of certain of the Stations may prevent Advanced from optimizing its business throughout the term of this Agreement. Digital therefore agrees that if at any time and from time to time Advanced so requests, Digital shall use its reasonable efforts to apply to the FCC for authority to modify the transmission facilities (including, without limiting the generality of the foregoing, to increase transmitted power, to increase antenna height, to modify the transmission and antenna systems or to relocate any of the Stations) to meet the reasonable requirements of Advanced. Advanced shall bear all costs associated with such modifications, including legal, engineering and construction, and all costs associated with obtaining FCC approval thereof. Upon the completion of such modification, the modified facility shall become a Station for purposes of this Agreement.

     D. Reception Equipment. Digital has no responsibility hereunder to provide any reception antennas, down-converters, decoders, descramblers, power supplies or any other equipment required to display signals transmitted on the Stations ("Reception Equipment"). Digital may, in its sole discretion, require Advanced to install or cause to be installed up to two (2) sets of Reception Equipment as may be required from time to time to permit Digital to monitor the programming transmitted over the Stations.

     E. Program Origination and Delivery. Subject to Digital's obligations and duties as an FCC licensee, Advanced shall be solely responsible for the origination of any and all programming to be transmitted over the Stations and the delivery of such programming to the Station, and shall bear all costs and expenses in connection therewith.

     F. Insurance. Digital shall be insured as a third party insured under any liability insurance obtained by Advanced. The insurance shall be at full replacement value. Advanced shall provide Digital with proof of such insurance.

IV.  CHARGES.

     A. Transmission Fees. In consideration for the lease of transmission capacity on the Stations during the initial term and any renewal terms of this Agreement, beginning on the Start Date, Digital shall receive such consideration as specified in Exhibit B hereto, to be distributed pursuant to an Escrow Agreement executed concurrently herewith.

     B. Taxes. If federal, state or local taxes for usage (other than taxes on the income of Digital) are applicable, or become applicable, it will be the responsibility of Advanced to pay such tax and to accept the liability of any unpaid taxes which may subsequently become applicable retroactively; provided, however, that Advanced shall have no liability for any taxes due for any period prior to the Start Date.

V.   PROSECUTION OF APPLICATIONS AND PETITIONS.

     A. FCC Filings. Both parties hereto shall diligently prepare, file and prosecute before the FCC all necessary or desirable petitions, waivers, applications, assignments and other related documents required to secure approval of the matters addressed herein.

     B. Further Efforts. While this Agreement is in effect, Digital shall use its reasonable efforts to obtain and maintain in force all licenses, permits and authorizations required in connection with Advanced's use of the Stations hereunder. Digital shall also file such reasonable protests or other petitions to deny against applications of third parties for licenses as may be requested by Advanced. Digital, if requested by Advanced and to the extent requested, shall use its reasonable efforts to prevent any unauthorized individual or entity from receiving the signals transmitted over the Stations, provided that all costs and expenses in connection therewith are paid by Advanced. Digital shall promptly notify Advanced of any event which may affect the Licenses. Digital shall fully cooperate with all reasonable requests of Advanced for assistance in the construction, operation and maintenance of any additional Station facilities which Advanced may desire in order to optimize its business, provided Advanced shall reimburse Digital for all expenses incurred by Digital in providing such assistance as requested by Advanced pursuant to Sections V.A. and V.B. hereof.

VI.  REPRESENTATIONS AND WARRANTIES.

     A. Digital Representations and Warranties. Digital represents and warrants to Advanced that:

          1. Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full power and authority to carry out all of the transactions contemplated hereby. All necessary actions on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder have been taken.

         2. Compliance with Law. To its knowledge the carrying out of the provisions of this Agreement will not result in any violation or be in conflict with any judgment, decree, order, statute, rule or regulation of any governmental authority with jurisdiction over him.

          3. No Violation. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby, constitutes or will constitute a violation of, be in conflict with or constitute a default under, or commitment to which it is bound, or any judgment, decree, order, regulation or rule of any court or governmental authority, or any statute or law. No consent of any federal, state or local authority is required in connection with the execution and delivery of this Agreement or any other agreements, certificates or instruments executed and delivered herewith or with the performance of the transactions contemplated hereby and thereby.

          4. Reliance. Digital would not enter into this Agreement but for its reliance on Advanced's representations and warranties.

     B. Advanced Representations and Warranties. Advanced represents and warrants to Digital that:

          1. Organization and Authorization. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full power and authority to carry out all of the transactions contemplated hereby. All necessary actions on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder have been taken.

          2. Compliance with Law. The carrying out of the provisions of this Agreement will not result in any violation or be in conflict with any judgment, decree, order, statute, rule or regulation of any governmental authority with jurisdiction over it.

          3. No Violation. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby, constitutes or will constitute a violation of, be in conflict with, constitute a default under, or be ultra vires as to, any term or provision of its governing instruments or any agreement or commitment to which it is bound, or any judgment, decree, order, regulation or rule of any court or governmental authority, of any statute or law. Except for approval of the FCC, no consent of any federal, state or local authority is required in connection with the execution and delivery of this Agreement or any other agreements, certificates or instruments executed and delivered herewith or with the performance of the transactions contemplated hereby and thereby.

          4. Litigation. There is no action, suit, proceeding or investigation pending or to its best knowledge, directly threatened against it before any court, administrative agency or other governmental body relating in any way to the transactions contemplated by this Agreement, and it does not know of any valid basis for the commencement of any such action, proceeding or investigation. It has not been charged with and, to its best knowledge, has not been under investigation with respect to any charge concerning, any material violation of any provision of any federal, state, local law or of any administrative regulation. No unsatisfied judgment, order, writ, injunction, decree or assessment of any court or of any federal, state, local or other government department, commission, board, bureau, agency or instrumentality relating in any way to this Agreement has been entered against and served upon it. There is no action, proceeding or investigation pending or, to its best knowledge, directly threatened against it, nor are there questions or challenges of the validity of this Agreement, that otherwise seek to prevent the consummation or performance of this Agreement.

          5. Reliance. Advanced would not enter into this Agreement but for its reliance on Digital's representations and warranties.

     C. Survival of Representation and Warranties. The representations and warranties contained in this Agreement shall not in any respect be limited to or diminished by any past or future inspection, examination or possession on the part of the parties or their representatives of any records, documents, information or properties. Such warranties and representations shall be deemed to be continuing during the term of this Agreement, and any renewals thereof, and each party shall have the duty promptly to notify the other in any event or circumstance, which might reasonably be deemed to constitute a breach of or lead to a breach of its continuing warranties or representations.

     D. Waiver. The express or implied waiver by either party of any breach of any representation or warranty or any failure to fulfill any condition, covenant or other obligation or liability under this Agreement shall not constitute a waiver of any other representation or warranty or of any other failure in the future or in the past by the other party to fulfill such representation, warranty, condition, covenant, obligation or liability hereunder.

VII. INDEMNIFICATION.

     A. Indemnification by Digital. Except as otherwise provided in this Agreement, Digital will indemnify, defend and hold harmless Advanced with respect to any and all claims, liability, obligations, loss, damages or injuries, together with costs and expenses (including, without limitation, legal costs and expenses):
(1) arising out of or resulting from any inaccuracy, misrepresentation or breach of any representation or warranty of Digital contained herein; or (2) arising out of any breach or default by Digital of any of its covenants, agreements, duties or obligations hereunder.

     B. Indemnification by Advanced. Except as otherwise provided in this Agreement, Advanced will indemnify, defend and hold harmless Digital with respect to any and all claims, liability, obligations, loss, damages or injuries, together with costs and expenses (including, without limitation, legal costs and expenses):
(1) arising out of or resulting from any inaccuracy, misrepresentation or breach of any representation or warranty of Advanced contained herein; or (2) arising out of any breach or default by Advanced of any of its covenants, agreements, duties or obligations hereunder.

     C. Notice and Defense. Each party agrees to give the other prompt written notice of any event or assertion of which it has knowledge concerning any matter as to which it may request indemnification hereunder. Each party will cooperate with the other in determining the validity of any such matter and in the diligent and vigorous defense of any claim which might give rise to indemnification hereunder.

VIII. TERMINATION AND DEFAULT.

     A. Termination by Digital. Digital shall have the right to terminate this Agreement, without further liability to Advanced, upon written notice to Advanced, in the event: (1) Digital's authority to operate the Stations in accordance herewith is terminated by the FCC through no fault of Digital; (2) Advanced breaches any of its obligations hereunder, and such breach is not cured within a thirty (30) day period following written notice thereof; or (3) Advanced fails to make any payment due and payable under this Agreement within fifteen (15) days following written notice that such payment was not timely paid.

     B. Termination by Advanced. Advanced shall have the right to terminate this Agreement, without further liability to Digital, upon written notice to Digital, in the event: (1) Digital's authority to operate the Stations in accordance herewith is terminated by the FCC through no fault of Advanced; or (2) Digital breaches any of its material obligations hereunder, and such breach is not cured within a thirty (30) day period following notice.

     C. Default by Advanced. It shall be an event of default if Advanced files or has filed against it a petition for voluntary or involuntary bankruptcy or is dissolved during the initial term of this Agreement or any renewal term thereof, so long as the FCC has not consented to the assignment of the Licenses.

     D. Default By Digital. It shall be an event of default if Digital either: (1) causes the license for the Station to be cancelled, forfeited or revoked by the FCC during the term of this Agreement; or (2) fails to perform its obligations hereunder in such a manner as to prevent Advanced from using transmission capacity on the Channels to the extent set forth herein. In any of such events, this Agreement shall be terminated without further liability of either party to the other.

IX.  MISCELLANEOUS.

     A.  Assignments.

          1. Assignment of Authorization. Digital may not assign or transfer its FCC authorization for the Station during the term hereunder.

          2. Assignment of Agreement. Neither party may assign or transfer its rights, benefits, duties or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may assign or transfer its rights, benefits, duties or obligations hereunder to an affiliate or subsidiary in which the assignor holds a controlling equity interest, without the prior consent of the other party.

     B. Attorneys' Fees. If it shall be necessary for either party to employ an attorney to enforce its respective rights under this Agreement because of the other party's default, the defaulting party shall reimburse the non-defaulting party for its reasonable and actual attorneys' fees.

     C. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     D. Dealings with Third Parties. No party is, nor shall any party hold itself out to be, vested with any power or right to contractually bind, or act on behalf of any other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, or making any contractually binding representations as to the other party which shall be deemed representations contractually binding such party.

     E. Due Authorization. Each of the signatories personally represents and warrants that he is duly authorized to execute this Agreement on behalf of the party on whose behalf it purports to execute this Agreement.

     F. Entire Agreement. This Agreement states the entire agreement as of this date between the parties with respect to the subject matter hereof and supersedes all preexisting oral, letter or other agreements or commitments with respect thereto. This Agreement may be modified only by an agreement in writing and shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns, subject, however, to the provisions hereof restricting assignment.

     G. Force Majeure. If by reason of force majeure either party is unable in whole or in part to carry out its obligations hereunder, said party shall not be deemed in violation or default during the continuance of such inability. The term "Force Majeure," as used herein, shall mean the following: acts of God; acts of public enemies; orders of any kind of the government of the United States of America or of any state or any of their departments, agencies, political subdivisions, or officials other than the FCC, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires, hurricanes; volcanic activity; storms of extraordinary force; floods; washouts; droughts; civil disturbances; explosions; or any similar cause or event not reasonably within the control of the adversely affected party.

     H. Headings. The headings herein are inserted for convenience only and shall not constitute a part of the Agreement.

     I. Notices. All notices and documentation given under this Agreement shall be in writing and shall be deemed given the first weekday (excluding federal holidays) after being sent by United States Express Mail, return receipt requested, or by Federal Express, signature required, to the other party at the following address:

     If to Digital:

         ___________________________
         ___________________________
         ___________________________

     with a copy to:

     Stephen E. Coran, Esq.
     Rini, Coran & Lancellotta, P.C.
     1350 Connecticut Avenue, N.W.
     Suite 900
     Washington, D.C. 20036

     If to Advanced:

     ____________________________
     ____________________________
     ____________________________
     with a copy to:

     ____________________________
     ____________________________
     ____________________________

or to such other address as any written notice to the other party designates.

     J. Parties Defined. The parties to this Agreement shall include the parties identified at the head of this Agreement, or any corporation or other entity into or with which any of them may be incorporated, merged or consolidated, or any corporation or entity which shall succeed to or acquire all or substantially all of the business and/or assets of any of them, as the case may be, subject to approval in writing by both parties, such approval not to be unreasonably withheld, conditioned or delayed.

     K. Specific Performance. The parties acknowledge and agree that the rights reserved to each of them hereunder are of a special, unique, unusual and extraordinary character, which gives them a particular value, the loss of which cannot be adequately or reasonably compensated for in damages in an action at law, and the breach by either of the parties of any of the provisions hereof will cause the other parties irreparable injury and damage. In such event, the non-defaulting party shall be entitled, as a matter of right, without further notice, to require of the defaulting party specific performance of all of the acts, services and undertakings required hereunder including the obtaining of all requisite authorizations to execute or perform this Agreement and to obtain injunctive and other equitable relief in any competent court to prevent the violation of any of the provisions hereof. Neither this provision nor any exercise by any party or right to equitable relief or specific performance herein granted shall constitute a waiver of any other rights which it may have to damages or otherwise.

     L. Station Records. Digital shall maintain a copy of this Agreement as part of the official records of the Station.

     M. Time of Essence. Whenever this Agreement shall set forth any time for the performance of any act, such time shall be deemed of the essence.

     N. Severability. If any provision of this Agreement is declared void by any court of competent jurisdiction, the validity and enforceability of any other provision of this Agreement shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement provision which is valid and which maintains the essential benefit of the bargain between the parties to the maximum extent possible.

     O. Confidentiality. Digital and Advanced each agree that it will not disclose the terms of this Agreement to any other party, except to each party's officers, directors, attorneys, accountants and employees involved in the transactions contemplated hereby, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, either party may disclose the terms of this Agreement to any third party at any time if: (1) required to do so by law (including without limitation applicable securities and communications laws and regulations, this Agreement or other contractual obligation); or (2) both Digital and Advanced consent in writing to such disclosure.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

DIGITAL WIRELESS SYSTEMS, INC.

By: _______________________________

Its: ______________________________

ADVANCED WIRELESS SYSTEMS, INC.

By: _______________________________


Its: ______________________________

                             Exhibit B

Monthly Rental: Months 1 through 12: 91,666 Shares of Common Stock of Advanced Wireless Systems, Inc.